Exhibit 99.1

CytoSorbents Announces Closing of Public Offering

MONMOUTH JUNCTION, N.J. (January 14, 2015) CytoSorbents Corporation (NASDAQ: CTSO) today announced the closing of a $10.3 million underwritten public offering of 1,250,000 shares of common stock at a price of $8.25 per share to the public. The net proceeds to CytoSorbents from this offering were approximately $9.48 million, after deducting underwriting discounts and commissions and other offering expenses payable by CytoSorbents (including final legal fees). Except for the warrants issued as part of the underwriters’ fee, no warrants were issued to investors.

Brean Capital and H.C. Wainwright & Co., LLC acted as joint book-running managers for the offering. Merriman Capital, Inc., MLV & Co., and WBB Securities, LLC acted as co-managers of the offering.

Dr. Phillip Chan, Chief Executive Officer of CytoSorbents stated, "We are pleased to have completed this $10.3 million financing that was priced at a modest discount to the closing share price and done without warrant coverage. The net proceeds of this round of financing will be used to fund our long-term growth strategy that includes increasing sales of CytoSorb, funding clinical studies including our planned U.S. Cardiac Surgery trial, and expanding our manufacturing capacity to meet anticipated demand."

A registration statement on Form S-1 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and was declared effective on January 8, 2015. A final prospectus related to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus and accompanying prospectus may also be obtained from Brean Capital, LLC Attention: Equity Syndicate, by telephone at (212) 702-6536 or by email at syndicate@breancapital.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About CytoSorbents Corporation

CytoSorbents Corporation is a critical care focused immunotherapy company using blood purification to control severe inflammation — with the goal of preventing or treating multiple organ failure in life-threatening illnesses. Organ failure is the cause of nearly half of all deaths in the intensive care unit, with little to improve clinical outcome. CytoSorb®, the Company's flagship product, is approved in the European Union as a safe and effective extracorporeal cytokine adsorber, designed to reduce the "cytokine storm" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses such as sepsis, burn injury, trauma, lung injury, and pancreatitis. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® is also being used during and after cardiac surgery to remove inflammatory mediators, such as cytokines and free hemoglobin, which can lead to post-operative complications, including multiple organ failure.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. CytoSorbents has numerous products under development based upon this unique blood purification technology, protected by 32 issued US patents and multiple applications pending, including HemoDefend™, ContrastSorb, DrugSorb, and others. Additional information is available for download on the Company's website: http://www.cytosorbents.com/.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 31, 2014, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Company Contact:
CytoSorbents Corporation
Dr. Phillip Chan, MD, PhD
Chief Executive Officer
(732) 329-8885 ext. *823
pchan@cytosorbents.com

Investor Contact:
CytoSorbents Corporation

Amy Vogel

(732) 329-8885 ext. *825

avogel@cytosorbents.com